Allianz Life Insurance Company of New York

John P. Hite

Senior Counsel, Associate General Counsel

5701 Golden Hills Drive

Minneapolis, MN 55416-1297

Telephone: 763-765-7494

April 14, 2025

Board of Directors

Allianz Life Insurance Company of New York

1633 Broadway, 42nd Floor

New York, New York 10019-7585

Re:	Opinion and Consent of Counsel

Allianz Life Insurance Company of New York (the “Insurance Company”)

Allianz Life of NY Variable Account C

Dear Sir or Madam:

You have requested my Opinion of Counsel in connection with the filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of:

•

Allianz Life of NY Variable Account C’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for the Individual Deferred Variable Annuity Contracts to be issued by Allianz Life Insurance Company of New York and Allianz Life of NY Variable Account C, File No. 333-275897.

•

The Insurance Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for the Individual Deferred Variable Annuity Contract to be issued by the Insurance Company, File No. 333-275895.

I am of the following opinions:

1.

Allianz Life of NY Variable Account C is a unit investment trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the Act) and is currently registered with the Securities and Exchange Commission pursuant to Section 8(a) of the Act.

2.

The Insurance Company is a stock life insurance company organized under the laws of the state of New York and is authorized to offer fixed and variable annuities and individual life insurance. Upon the acceptance of purchase payments made by a Contract Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Contract Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract, and all contractual interests of the Contract Owner are binding obligations of the Insurance Company.

You may use this opinion letter, or copy hereof, as an exhibit to the Registration Statement.

Sincerely,

Allianz Life Insurance Company of New York

By:	/s/ John P. Hite
John P. Hite